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                                                                    EXHIBIT 10.1


                             CHILDCARE NETWORK, INC.

                             1998 STOCK OPTION PLAN

     1. PURPOSE. The purpose of this Plan is to promote share ownership by key employees and directors of Childcare Network, Inc., thereby reinforcing a mutuality of interest with other shareholders, and to enable Childcare Network, Inc. to attract, retain and motivate key employees and directors by permitting them to share in its growth.

     2. DEFINITIONS. As used in this Plan,

        "Affiliate" means (a) a corporation which, for purposes of Section 422 of the Code, is a parent or subsidiary of the Company, and (b) any other entity in which the Company has a substantial equity investment, as designated by the Board.

        "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 11 of this Plan, such committee (or subcommittee).

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        "Common Shares" means the Common Shares, no par value, of Childcare Network, Inc.

        "Company" means Childcare Network, Inc., a Georgia corporation.

        "Date of Grant" means the date specified by the Board on which a grant of Options shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

        "Director" means a member of the Board of Directors of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

        "Fair Market Value" means, as of any given day, the per share closing price of a Common Share on Nasdaq on the day preceding the day such determination is being made or, if there was no closing price reported on such day, on the most recently preceding day on which such a closing price was reported; or if the Common Shares are not listed or admitted to trading on Nasdaq on the day as of which the determination is being made, the amount determined by the Board to be the fair market value of a Common Share on such day.


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        "Incentive Stock Options" means Options that are intended to qualify as
"incentive stock options" under Section 422 of the Code or any successor provision.

        "Nasdaq" means The Nasdaq Stock Market.

        "Optionee" means the optionee named in an agreement evidencing an outstanding Option.

        "Option Price" means the purchase price payable on exercise of an Option.

        "Option" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

        "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time a key employee or Director of the Company or an Affiliate, or who has agreed to commence serving in any of such capacities within 30 days of the Date of Grant.

        "Plan" means this 1998 Stock Option Plan of the Company, as amended from time to time.

        "Rule 16b-3" means Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

     3. SHARES AVAILABLE.

        (a) Subject to adjustment as provided in Section 5 of this Plan, the total number of Common Shares which may be issued and sold under Options granted pursuant to this Plan shall not exceed 500,000 Common Shares. Such shares may be treasury shares or shares of original issue or a combination of the foregoing.

        (b) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 5 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 500,000 Common Shares; and (ii) no individual participant shall be granted Options under this Plan for more than 200,000 Common Shares.

     4. OPTIONS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options to Participants. Each such grant shall be subject to all of the requirements contained in the following provisions and such other terms:

        (a) Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

        (b) Each grant shall specify an Option Price per share, which may not be less than the Fair Market Value on the Date of Grant.



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        (c) The Option Price shall be payable (i) in cash or by other consideration acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

        (d) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

        (e) Successive grants may be made to the same Optionee whether or not any Options previously granted to such Optionee remains unexercised.

        (f) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any of its Affiliates that is necessary before the Options or installments thereof will become exercisable and may provide for earlier exercise of the Option, including, without limitation, in the event of a change in control of the Company or similar event.

        (g) Options granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including, without limitation, Incentive Stock Options, (ii) options that are not intended so to qualify under the Code, or (iii) combinations of the foregoing.

        (h) Except as otherwise determined by the Board, no Option shall be transferable by the Optionee except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Options shall be exercisable during the Optionee's lifetime only by the Optionee or, in the event of the Optionee's legal incapacity to do so, the Optionee's guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

        (i) No Option shall be exercisable more than 10 years from the Date of Grant.

        (j) An Optionee may exercise an Option in whole or in part at any time and from time to time during the period within which an Option may be exercised. To exercise an Option, an Optionee shall give written notice to the Company specifying the number of Common Shares to be purchased and provide payment of the Option Price and any other documentation that may be required by the Company.

        (k) An Optionee shall be treated for all purposes as the owner of record of the number of Common Shares purchased pursuant to exercise of the Option (in whole or in part) as of the date the conditions set forth in Section 4(j) are satisfied.

        (l) To the extent required for "Incentive Stock Option" status under
Section 422 of the Code, the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under the Plan and/or any other stock option plan of the Company (within the meaning of Section 424 of the Code) shall not exceed $100,000.



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        (m) The Board may permit Optionees to elect to defer the issuance of
Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

        (n) On receipt of written notice to exercise, the Board may, in its sole discretion, elect to cash out all or part of the portion of the Option(s) to be exercised by paying the Optionee an amount, in cash or Common Shares, equal to the excess of the Fair Market Value of the Common Shares over the Option Price on the effective date of such cash-out.

     5. ADJUSTMENTS. The Board may make or provide for such adjustments in the Option Price and in the number or kind of shares or other securities covered by outstanding options as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that would otherwise result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock or (c) other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding options under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all options so replaced. The Board may also make or provide for such adjustments in the number of shares specified in
Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 5; provided, however, that any such adjustment to the number specified in Section 3(b)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

        Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Option in the event of a tender offer for the Company's Common Shares, the adoption of a plan of merger or consolidation under which a majority of the Common Shares of the Company would be eliminated, or a sale of substantially all of the Company's assets. Alternatively, the Company may, in its sole discretion, cancel any or all Options upon any of the foregoing events and provide for the payment to Participants in cash of an amount equal to the value or appreciated value, whichever is applicable, of the Option, as determined in good faith by the Board, at the close of business on the date of such event. The preceding two sentences of this section notwithstanding, the Company shall be required to accelerate the timing of the exercise provisions of any Option if (i) any such business combination is to be accounted for as a pooling-of-interests under APB Opinion 16 and (ii) the timing of such acceleration does not prevent such pooling-of-interests treatment.

     6. STOCK OPTION AGREEMENT. The form of each Stock Option Agreement shall be prescribed, and any Stock Option Agreement evidencing an outstanding Option may with the concurrence of the affected Optionee be amended, by the Board, provided that the terms and conditions of each Stock Option Agreement and amendment are not inconsistent with this Plan



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and that no amendment shall adversely affect the rights of the Optionee with respect to any outstanding Option without the Optionee's consent.

     7. CANCELLATION OF OPTIONS. The Board may, with the concurrence of the affected Optionee, cancel any option granted under this Plan. In the event of any such cancellation, the Board may authorize the granting of new options (which may or may not cover the same number of Common Shares that had been the subject of any prior option) in such manner, at such Option Price and subject to the same terms, conditions and discretion as would have been applicable under this Plan had the cancelled options not been granted.

     8. WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of the Optionee for applicable income tax purposes with respect to any Option under the Plan, the Optionee shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Common Shares, including Common Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under this Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

     9. GOVERNING LAW. The Plan and all Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

     10. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions for cash.

     11. ADMINISTRATION. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of not less than two Directors appointed by the Board. The members of the committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. To the extent of any such delegation, references in this Plan to the Board shall also refer to the committee. A majority of the members of the committee shall constitute a quorum, and any action taken by a majority of the members of the committee who are present at any meeting of the committee at which a quorum is present, or any actions of the committee that are unanimously approved by the members of the committee in writing, shall be the acts of the committee. The Board shall have the authority to delegate responsibility and authority for the operation and administration of this Plan, appoint employees and officers of the Company and Affiliates to act on its behalf, and employ persons to assist in fulfilling its responsibilities under this Plan.

     12. AMENDMENT. This Plan may be amended from time to time by the Board; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of Nasdaq, or if the Common Shares



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are not quoted on Nasdaq, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval. Furthermore, no amendment, alteration or discontinuation of this Plan shall be made which would impair the rights of an Optionee with respect to any outstanding Option under this Plan without the Optionee's consent, or which, without approval of the Company's shareholders, would (a) except as expressly provided in this Plan, increase the total number of Common Shares reserved for this Plan or (b) extend the maximum option period applicable under this Plan.

     13. EFFECTIVE DATE. This Plan shall be effective immediately; provided, however, that the effectiveness of this Plan is conditioned on its approval by the shareholders of the Company at a meeting duly held in accordance with Georgia law within 12 months after the date this Plan is adopted by the Board. All awards under this Plan shall be null and void if the Plan is not approved by the shareholders within such 12-month period.

     14. TERM. No Option shall be granted pursuant to this Plan on or after the tenth anniversary of the date this Plan is adopted by the Board, but awards granted prior to such tenth anniversary may extend beyond that. The date this Plan is adopted by the Board shall be May 11, 1998.

     15. AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES. To the extent not otherwise provided in the Plan, Options may be granted under this Plan in substitution for awards held by employees of a company who become employees of the Company or an Affiliate as a result of the acquisition, merger or consolidation of the employer company by or with the Company or an Affiliate. The terms, provisions and benefits of the substitute awards so granted may vary from those set forth in or authorized by this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions and benefits of awards in substitution for which they are granted.



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